UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REDWOOD GREEN CORP.

(Exact name of registrant as specified in its charter)

Nevada	82-5051728
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

866 Navajo Street
Denver, CO 80204

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, (the “Common Stock”) of Redwood Green Corp., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and the Bylaws of the Company, each as amended to date, which are set forth as Exhibits 3.1 through 3.6 to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities to be Registered” in the Company’s Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on October 23, 2012, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S- 1 filed on May 9, 2012).
3.2	By-laws (incorporated by reference to our Registration Statement on Form S-1 filed on May 9, 2012).
3.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on January 13, 2014).
3.4	Certificate of Change filed with the Nevada Secretary of State on April 12, 2018 with an effective date of April 26, 2018. (incorporated by reference to our Current Report on Form 8-K filed on May 2, 2018)
3.5	Articles of Merger filed with the Nevada Secretary of State on April 12, 2018 with an effective date of April 26, 2018. (incorporated by reference to our Current Report on Form 8-K filed on May 2, 2018)
3.6	Articles of Merger filed with the Nevada Secretary of State on October 14, 2019 (incorporated by reference to our Current Report on Form 8-K filed on October 18, 2019)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REDWOOD GREEN CORP.

Date: March 23, 2019	By:	/s/ Michael Saxon
	Name:	Michael Saxon
	Title:	President, Chief Executive Officer

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